United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Peachtree Street NE, Suite 2350 Atlanta, Georgia 30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 465-1000

(Former Name or Former Address, if Changed Since Last Report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On May 20, 2015, American CareSource Holdings, Inc. (the “Company”) announced the appointment of Norman B. Winland, age 54, as President and Chief Operating Officer.

Pursuant to Mr. Windland’s employment letter agreement (the “Employment Agreement”) with the Company, Mr. Winland has been employed on an at-will basis, and will receive an annual base salary of $225,000.  Mr. Winland will also be eligible for a discretionary performance bonus, which in no event will be less than $25,000.  In addition, Mr. Winland has been awarded an option to purchase one hundred thousand (100,000) shares of common stock.  Such option will vest over five years as follows: 20% on May 20, 2016, and the remainder will vest in equal, monthly instalments over the 48 month period immediately thereafter.  Mr. Winland is also eligible to participate in all employee benefit plans from time to time in effect for either the Company’s other senior executive officers or the Company’s personnel generally.

Prior to joining the Company, Mr. Winland spent over 15 years with Dallas-based, CareNow, where he served as Senior Vice President responsible for the comprehensive management of the company’s 18 urgent care centers.  His duties included, among other things, management of center operations, oversight of site- and company-level marketing, site selection and development of de novo centers, IT management, new product and service line implementation, and general financial and revenue cycle oversight.  He later served as Director of Urgent Care Operations for Tenet Healthcare Corporation, where he assisted in Tenet’s entry into the urgent care market.  Mr. Winland served as Chief Operating Officer for PrimaCare Medical Centers, an 11-site urgent care company located in Dallas, Texas.  As COO, Mr. Winland managed all operational aspects of the urgent care business and ultimately played an integral role in PrimaCare’s sale to NextCare Holdings, Inc.  Most recently, Mr. Winland served as an executive consultant to the Company from May 4, 2015 to the effective date of his employment.

 (e) Compensatory Arrangements of Certain Officers

On May 20, 2015, the Company and Norman B. Winland entered into the Employment Agreement described above under Item 5.02(c) of this Current Report on Form 8-K. The description of the Employment Agreement set forth above in Item 5.02(c) is hereby incorporated herein by reference.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

On May 28, 2015, the Company issued a press release announcing Mr. Winland’s appointment as President and Chief Operating Officer of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of May 20, 2015, by and between Norman B. Winland and American CareSource Holdings, Inc.
99.1	Press release of the Company, dated May 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date:	May 28, 2015	By:	/s/ Adam S. Winger
Adam S. Winger
General Counsel